EXHIBIT 99.1

T-3 Energy Services to Evaluate Strategic Alternatives

HOUSTON, June 20, 2005 (PRIMEZONE) -- T-3 Energy Services, Inc. ("T-3 Energy") (Nasdaq:TTES) announced today that it has retained Simmons & Company International to assist the company in evaluating strategic alternatives designed to enhance shareholder value. There can be no assurance that any transaction will be entered into or completed as a result of this process.

"Our management team has been and remains focused on building shareholder value by continuing the integration of existing operations, expanding into additional niche markets and acquiring complementary products and services. Our valued employees continue to make progress in pursuing our strategy," said Gus D. Halas, T-3 Energy's Chairman, President and Chief Executive Officer. "We believe it is now appropriate to consider additional options that could benefit our shareholders."

T-3 Energy Services, Inc. provides a broad range of oilfield products and services primarily to customers in the upstream oil and gas industry, petrochemical and refinery plants, shipyards and offshore fabrication companies.

Statements made in this press release that are forward-looking in nature are intended to be "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by T-3 Energy Services, Inc. with the Securities and Exchange Commission, including the Annual Report on Form 10-K, which identify significant risk factors which could cause actual results to differ from those contained in the forward looking statements.

CONTACT:
   T-3 Energy Services, Inc.
   Michael T. Mino, Vice President and Chief Financial Officer
   713-996-4110
   mmino@t3es.com